UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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CENTURY CASINOS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Securityholder:

We cordially invite you to attend the Annual Meeting of Securityholders of Century Casinos, Inc., which will be held at the offices of Century Casinos Europe, Untere Viaduktgasse 2, 1030 Vienna, Austria on Thursday, May 12, 2011, at 4:00 p.m. Central European Time (8:00 a.m. Mountain Time).

At the meeting, you will be asked to vote on proposals to elect one Class II director, ratify the appointment of our independent registered public accounting firm and consider other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, the proxy statement and proxy card along with a copy of our Annual Report for the 2010 fiscal year.

We encourage you to read the enclosed proxy statement and vote promptly.  If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy.  Thank you for your interest and support.

Sincerely,

/s/ Erwin Haitzmann
Erwin Haitzmann
Chairman of the Board

CENTURY CASINOS, INC.

NOTICE OF ANNUAL MEETING OF SECURITYHOLDERS

Notice is hereby given that the Annual Meeting of Securityholders of Century Casinos, Inc., a Delaware corporation, will be convened at the offices of Century Casinos Europe, Untere Viaduktgasse 2, 1030 Vienna, Austria on Thursday, May 12, 2011, at 4:00 p.m. Central European Time (8:00 a.m. Mountain Time), for the following purposes:

1.	to elect one Class II director to the Board of Directors;

2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

3.	to transact such other business as may properly come before the meeting in accordance with our bylaws or any adjournment or postponement thereof.

Securityholders are cordially invited to attend the meeting in person or by calling:

+1 877 606 2606 (U.S. TOLL FREE) or +1 832 900 4703 (INTERNATIONAL).

Securityholders of record owning shares of our common stock at the close of business on March 14, 2011, are entitled to vote at the meeting. A complete list of these securityholders will be available for ten days prior to the meeting at the office of our Corporate Secretary at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906, and at the Annual Meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Securityholders who cannot attend the meeting in person should vote by using the enclosed proxy card. Please fill in, date, sign and return the enclosed proxy card in the enclosed envelope so that your shares may be voted at the meeting. If you attend the meeting, you may revoke your proxy and vote in person. Your vote is important.

By order of the Board of Directors,

/s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Corporate Secretary

Colorado Springs, Colorado
April 1, 2011

CENTURY CASINOS, INC.
2860 South Circle Drive, Suite 350
Colorado Springs, CO 80906

PROXY STATEMENT

Annual Meeting of Securityholders
To Be Held on May 12, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Century Casinos, Inc. for the Annual Meeting of Securityholders (“Annual Meeting”) to be held on Thursday, May 12, 2011 at the offices of Century Casinos Europe, Untere Viaduktgasse 2, 1030 Vienna, Austria at 4:00 p.m. Central European Time (8:00 a.m. Mountain Time), for the purposes set forth in the accompanying Notice of Annual Meeting of Securityholders. The enclosed materials were mailed on or about April 1, 2011 to our securityholders of record as of March 14, 2011.

The matters to be brought before the Annual Meeting are the election of one Class II director of the Board, the ratification of Grant Thornton LLP as our independent registered public accounting firm and the transaction of such other business that properly comes before the meeting.

All properly executed proxies received at or prior to the Annual Meeting will be voted at the Annual Meeting. If a securityholder directs how a proxy is to be voted with respect to the business coming before the Annual Meeting, the proxy will be voted in accordance with the securityholder’s directions. If a securityholder does not direct how a proxy is to be voted, it will be voted in favor of the election of the nominee to the Board named in this proxy statement and for the ratification of Grant Thornton LLP as our independent registered public accounting firm. A proxy may be revoked at any time before it is exercised by giving written notice to our Secretary at the above address or by delivery of a subsequently executed proxy. Securityholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. Securityholders will not be able to vote their shares by phone at the meeting. If no instructions are indicated by a securityholder on the proxy, the shares will be voted in favor of the proposals presented in this proxy statement and in the proxy holder’s discretion for any other matters presented in accordance with our bylaws to be considered at the Annual Meeting.

Expenses in connection with the solicitation of proxies in regard to the proposals brought forward by us and included in this proxy statement will be paid by us.

Proxies are being solicited by mail, and, in addition, our directors, officers and regular employees (who will not receive any additional compensation) may solicit proxies personally, by telephone, by email, or by special correspondence. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our common stock, including beneficial owners who hold our Austrian Depositary Certificates, or ADCs.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Security Holders to be held on May 12, 2011.

This proxy statement and the annual report to securityholders are available at www.proxyvote.com.

VOTING SECURITIES

Only securityholders of record at the close of business on March 14, 2011 will be entitled to vote at the Annual Meeting. On that date, there were 23,874,798 shares outstanding of our stock, our only class of voting securities. This number includes 3,193,767 shares of common stock represented by ADCs. Each share of common stock is entitled to one vote per share. Cumulative voting in the election of directors is not permitted.

The holders of a majority of our issued and outstanding shares of common stock, represented either in person or by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the common stock present, either in person or by proxy, and entitled to vote, is required to elect the director nominee and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2011.

In accordance with Delaware law, a securityholder entitled to vote for the election of directors can withhold authority to vote for nominees for director. Abstentions are counted for purposes of determining a quorum to conduct business, but are ignored in vote tabulation, thereby increasing the number of votes necessary to approve any proposal. The inspectors of election will treat broker non-votes, which are shares held by brokers or nominees for which the broker or nominee has no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote, as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matters as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, including the election of directors, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

All shares of common stock, including shares underlying the ADCs, will vote as a single class. Neither our certificate of incorporation nor our bylaws provide for cumulative voting rights in the election of directors.

SECURITYHOLDER PROPOSALS

If you are a securityholder who wishes to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2012 Annual Meeting of Securityholders, you must submit your proposals to the attention of our Secretary at our executive office at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906, so that the proposal is received by us no later than December 3, 2011. In order for a securityholder proposal to be properly considered at the 2012 Annual Meeting, our Secretary must have received notice of the proposal no sooner than November 14, 2011 and no later than January 13, 2012, in accordance with our amended and restated bylaws. Proposals received by us before November 14, 2011 or after January 13, 2012 will be deemed untimely and will not be considered at the 2012 Annual Meeting.

SECURITYHOLDER COMMUNICATIONS AND DIRECTOR NOMINATIONS

Securityholders or other interested parties may communicate with our Board, any individual director, or members of any board committee. Securityholders should send any communications to investor@cnty.com, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

In order to nominate candidates for election to our Board, nominations must be timely received from a securityholder of record at our executive office at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906, as described above under “Securityholder Proposals”, and must set forth the name, age, business address and residence address of each nominee, the nominees’ principal occupations or employment, the number of shares of our common stock owned by each nominee, and any other information regarding each nominee required to be disclosed by applicable laws. The nomination must also state the name and address of the securityholder making such nominations and the number of shares of our common stock owned by such person.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes of directors as nearly equal in number as possible. Each director who is elected at an annual meeting will be elected for a three-year term expiring at the third annual meeting of securityholders after such director’s election. Accordingly, directors of one class only are elected at each year’s annual meeting of securityholders. If elected, all nominees will serve until the expiration of their respective three-year terms or until their successors are duly elected and qualified. Presently, our Board consists of five directors comprising the following: (i) two Class I directors, Mr. Eichberg and Dr. Corbaci, whose term will expire at the 2013 annual meeting; (ii) one Class II director, Mr. Hoetzinger, who is standing for re-election at this Annual Meeting; and (iii) two Class III directors, Dr. Haitzmann and Mr. Schellmann, whose terms will expire at the 2012 annual meeting.

At the Annual Meeting, one Class II director will be elected. Based on the recommendations of our Governance and Nominating Committee, the Board has nominated Peter Hoetzinger for election a Class II director to serve for a three year term expiring at the 2014 annual meeting of securityholders. Proxies cannot be voted for a greater number of directors than the number nominated.

Mr. Hoetzinger is presently a member of the Board of Directors, having served continuously as a director since March 1994. He has indicated a willingness to serve; however, in the event he should become unable to serve as a director, all proxies will be voted in accordance with the best judgment of the persons acting under such proxies.

The information concerning Mr. Hoetzinger, the nominee for the Class II director, is set forth below under “Information Concerning Directors.”

THE BOARD RECOMMENDS A VOTE FOR THE ABOVE NOMINEE FOR DIRECTOR.

INFORMATION CONCERNING DIRECTORS

Information regarding our Board as of March 14, 2011 is as follows:

Name	Age	Position Held	Director Since
Erwin Haitzmann	57	Chairman of the Board & Co Chief Executive Officer	March 1994
Peter Hoetzinger	48	Vice Chairman of the Board, Co Chief Executive Officer & President	March 1994
Robert S. Eichberg	64	Director	January 1997
Gottfried Schellmann	57	Director	January 1997
Dinah Corbaci	56	Director	April 2000

Erwin Haitzmann holds a Doctorate and a Masters degree in Social and Economic Sciences from the University of Linz, Austria (1980), and has extensive casino gaming experience ranging from dealer through various casino management positions. Dr. Haitzmann has been employed full-time by us since May 1993 and has been employed as either our Chief Executive Officer or Co Chief Executive Officer since March 1994. In determining that Dr. Haitzmann should serve as a director, the Board identified Dr. Haitzmann's extensive experience in the gaming industry and general executive management experience. In determining that Dr. Haitzmann should serve as Chairman of the Board, the Board identified Dr. Haitzmann’s length of service with the Company, his vast and extensive knowledge of practically all aspects of the casino industry and his knowledge of the Company’s overall business.

Peter Hoetzinger received a Masters degree from the University of Linz, Austria (1986). Thereafter, he was employed in several managerial positions in the gaming industry with Austrian casino companies. Mr. Hoetzinger has been employed full-time by us since May 1993 and has been our Co Chief Executive Officer since March 2005. In determining that Mr. Hoetzinger should serve as a director, the Board identified Mr. Hoetzinger’s extensive experience in the gaming industry, general executive management experience and his knowledge of the Company’s overall business.

Robert S. Eichberg graduated from Bradley University in 1968 with a B.S. Degree in Accounting and is a Certified Public Accountant. He was employed by the public accounting firm of Deloitte & Touche, LLP from 1974 to 1994, ending his tenure there as tax partner. From 1994 to 1996, he served as tax partner for the public accounting firm Price Bednar LLP, before joining the public accounting firm of Causey, Demgen & Moore, Inc. in September 1996, where he continues to be employed as shareholder and Principal. In determining that Mr. Eichberg should serve as a director, the Board identified Mr. Eichberg’s extensive financial, accounting and general executive management experience.

Gottfried Schellmann graduated from University of Vienna with a law degree and is a certified tax advisor in Austria. After having worked for several firms, including KPMG Germany, as tax and accounting manager, he formed Schellmann & Partner in 1993, where he continues to specialize in tax and accounting work for provinces and municipalities in Austria. He is a member of the International Bar Association. He is also one of the main co-authors, together with certain officers of the Austrian Ministry of Finance, of the Austrian corporate tax code. In determining that Mr. Schellmann should serve as a director, the Board identified Mr. Schellmann’s extensive experience in international taxation, risk management, oversight and his general executive management experience.

Dinah Corbaci holds a Doctorate degree in Law from the University of Salzburg, Austria (1981). After her practice on the Austrian Court in Salzburg, she began working at IBM where she served as Account Manager for large Austrian governmental customers. During her tenure at IBM, she was responsible for all Austrian governmental customers concerning their strategic hardware development. As Software Account Manager for Software and Solutions, Dr. Corbaci was responsible for the application modernization of software used by IBM’s Austrian governmental customers and such customers’ compliance with guidelines for the use of such software. In August 2009, Dr. Corbaci established her own private consulting firm. In determining that Dr. Corbaci should serve as a director, the Board identified Dr. Corbaci’s extensive experience with e-business solutions, transactions with governmental authorities, risk management, oversight and her general executive management experience.

There are no family relationships between or among our directors.

We have adopted a Code of Ethics that applies to all directors. A complete text of this Code of Ethics is available on our web site (www.cnty.com). Any future amendments to or waivers of the Code of Ethics will be posted to the Investor Relations-Corporate section of our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 14, 2011, concerning common stock ownership by (i) beneficial owners of more than five percent (5%) of our outstanding common stock that have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our officers and directors as a group. The number of shares indicated as beneficially owned by each person listed below is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership includes shares that may be acquired upon the exercise of options, warrants, rights or conversion privileges that are exercisable on March 14, 2011, or will become exercisable within 60 days of that date. The percentage ownership of each person listed below is based on the 23,874,798 shares outstanding as of March 14, 2011. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Directors and officers
Erwin Haitzmann c/o Century Casinos Europe Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,948,105 (a)	7.94%
Peter Hoetzinger c/o Century Casinos Europe Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,741,105 (b)	7.16%
Robert S. Eichberg 1801 California Street, Suite 4650 Denver, CO 80202	95,752 (c)	*
Gottfried Schellmann Riemerschmidg 30 2340 Maria Enzersdorf, Austria/Europe	99,700 (d)	*
Dinah Corbaci Blechturmgasse 28/31 1040 Vienna Austria/ Europe	49,500 (e)	*
Margaret Stapleton c/o Century Casinos, Inc. 2860 South Circle Drive, Suite 350 Colorado Springs, CO 80906	21,451 (f)	*

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Larry Hannappel c/o Century Casinos, Inc. 2860 South Circle Drive, Suite 350 Colorado Springs, CO 80906	74,758 (g)	*
All Executive Officers and Directors as a Group (seven persons)	3,955,613	16.1%
5% or greater beneficial owners Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	2,696,711 (h)	11.3%
Thomas Graf Liechtensteinstrasse 54 2344 Maria Enzersdorf Austria/Europe	2,000,000 (i)	8.4%
Perritt Capital Management, Inc. 300 South Wacker Drive, Suite 2880 Chicago, IL 60606	1,315,300 (j)	5.5%

*	Less than 1%.

(a)
Includes 648,105 shares, subject to non-statutory options. The Haitzmann Family Foundation owns 528,105 of the reported shares (see “Certain Relationships and Related Transactions”). Flyfish Casino Consulting AG owns 1,420,000 of the reported shares (see “Executive Employment Agreements”).

(b)
Includes 321,105 shares, subject to non-statutory options. The Hoetzinger Family Foundation owns 321,105 of the reported shares (see “Certain Relationships and Related Transactions”). Focus Lifestyle & Entertainment AG owns 1,113,000 of the reported shares (see “Executive Employment Agreements”). Mr. Hoetzinger’s wife owns 100,000 of the reported shares.

(c)	Includes options to purchase 20,752 shares.
(d)	Includes options to purchase 7,500 shares.
(e)	Includes options to purchase 7,500 shares.
(f)	Includes options to purchase 21,451 shares.
(g)	Mr. Hannappel’s employment as our Senior Vice President, Secretary, Treasurer and Chief Operating Officer - North America terminated effective May 17, 2010.
(h)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 20, 2011.
(i)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008.
(j)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2011.

CERTAIN INFORMATION REGARDING THE BOARD

The Board held four meetings during 2010. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she sits. A majority of our directors are independent directors, as required by the NASDAQ Stock Market (“NASDAQ”) listing standards. Our Board determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the Board adheres to the independence criteria defined by the NASDAQ listing standards and applicable Securities and Exchange Commission rules. Using these standards, our Board has determined that Robert S. Eichberg, Gottfried Schellmann and Dinah Corbaci qualify as independent directors.

Our policy regarding attendance by members of the Board at our annual meeting of securityholders is to encourage directors to attend, either in person or by teleconference, subject to their availability during that time.  In 2010, all members of the Board attended the annual meeting.

We have an Audit Committee of the Board, comprised of Robert S. Eichberg (Chairman), Gottfried Schellmann and Dinah Corbaci and which is governed by an Amended and Restated Charter and Powers of the Audit Committee, a current copy of which can be found at www.cnty.com. The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and approves the fees of the independent registered public accounting firm. The Audit Committee also reviews the independence of such accountants, our annual and quarterly financial statements and our system of internal controls. During 2010, the Audit Committee held four meetings.

The Board and the Audit Committee believe that the Audit Committee’s current composition satisfies the applicable rules and pronouncements of NASDAQ and the Securities and Exchange Commission that govern audit committee selection, experience, and composition, including the requirement that all audit committee members be “independent directors,” as that term is defined by such rules. The Board has also determined that Robert S. Eichberg is an “audit committee financial expert,” as defined in applicable regulations of the Securities and Exchange Commission.

We have a standing Compensation Committee of the Board which comprised of Dinah Corbaci and Gottfried Schellmann. The Compensation Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Compensation Committee has responsibility to: (i) develop guidelines and review the compensation and performance of our executive officers, review and approve corporate goals relevant to the compensation of our executive officers in light of our goals and objectives, and set the Co Chief Executive Officers’ and other executive officers’ compensation based on this evaluation; (ii) make recommendations to the Incentive Plan Committee with respect to incentive compensation plans and equity-based plans; (iii) develop plans for management succession; (iv) review major organizational and staffing matters; (v) review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board; (vi) annually review and reassess the adequacy of the Compensation Committee’s charter and recommend any proposed changes to the Board for approval; (vii) annually review the Compensation Committee’s own performance; and (viii) perform any other activities consistent with the Compensation Committee’s charter, our bylaws and applicable laws, rules and regulations that the Compensation Committee or the Board deem appropriate.

The Compensation Committee has the discretion to modify the recommendations and make the final decisions regarding material compensation to executive officers, including base pay, incentive pay (bonus) and equity awards.

The Compensation Committee collaborates with our management team in reviewing the material terms of our existing compensation policies and programs for all employees and believes that such policies and programs do not encourage excessive risk-taking that are reasonably likely to result in a material adverse impact on us.

In fulfilling its responsibilities, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees or to one of its members as the Compensation Committee may deem appropriate in its sole discretion, to the extent permitted by law, NASDAQ rules and other rules and regulations. In addition, the Compensation Committee may engage external compensation consultants to assist in setting executive compensation, but did not do so in 2010. During 2010, the Compensation Committee held one meeting.

We have a standing Governance and Nominating Committee comprised of Gottfried Schellmann (Chairman), Robert S. Eichberg and Dinah Corbaci. The Governance and Nominating Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Governance and Nominating Committee has responsibility to: (i) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (ii) advise the Board on corporate governance matters; (iii) develop and recommend to the Board criteria for the selection of candidates to serve on the Board; (iv) establish procedures for stockholders to submit potential candidates for election to the Board; (v) establish procedures for the identification and evaluation of any candidate for the Board, including any incumbent director; (vi) select and approve all nominees for Board membership; (vii) make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee; (viii) make recommendations as necessary regarding the establishment of new Board committees and selection of directors to serve on each committee; (ix) develop and administer an annual Board and committee evaluation process; (x) annually review the Governance and Nominating Committee’s own performance; and (xi) perform any other activities consistent with the Governance and Nominating Committee charter, our bylaws and applicable laws, rules and regulations that the Governance and Nominating Committee or the Board deem appropriate.

The Governance and Nominating Committee will consider director nominees recommended by securityholders under the same procedure used for considering director nominees recommended by management or other directors. See “Securityholder Communications and Director Nominations” for procedures to be followed by securityholders to submit recommendations.

In fulfilling its responsibilities, the Governance and Nominating Committee may engage external consultants up to an amount of $30,000 per year. No external consultants were used during 2010. We believe that our current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, our Governance and Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes can either strengthen the Board's sophistication and experience or further diversify the collective experience represented. Although the Board does not currently have a policy directly addressing director diversity, the Governance and Nominating Committee, guided by the Governance and Nominating Committee's charter, generally assesses the diversity of the Board and the effectiveness of its diversity considerations prior to nominating any additional candidates for director.  During 2010, the Governance and Nominating Committee held one meeting.

The general criteria that the Governance and Nominating Committee uses to select nominees are:

•	Such individual’s reputation for integrity, honesty and adherence to high ethical standards;
•	Demonstrated business acumen, particularly in the casino industry;
•	Experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives;
•	Willingness and ability to contribute positively to our decision making process;
•	Commitment to understanding us and our industry and to regularly attend and participate in meetings of the Board and its committees;
•
Interest and ability to understand the sometimes conflicting interests of our various constituencies, which include securityholders, employees, customers, governmental units, creditors, and the general public;

•	Ability to act in the interest of all stakeholders;
•
Shall not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our securityholders and to fulfill the responsibilities of a director; and

•	Understanding of the complexity of diverse international business structures.

The Governance and Nominating Committee reviewed the qualifications of Peter Hoetzinger, whose term expires at the 2011 Annual Meeting, and have recommended to the entire Board, that he be re-elected to the Board for a three-year term expiring at the 2014 Annual Meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Co Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the particular position and direction of the Company and the membership of the Board. The Board has determined that having our Co Chief Executive Officer serve as Chairman is in the best interest of our securityholders at this time. This structure makes the best use of the Co Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between our management and the Board. The combined role of Chairman and Co Chief Executive Officer is balanced by our governance structure, policies and controls. Three of the five members of our Board of Directors satisfy the requirements of independence promulgated by the NASDAQ, and the Audit, Compensation, and Governance and Nominating Committees are composed entirely of independent members of the Board. This structure encourages independent and effective oversight of our operations and prudent management of risk.

The Board has not appointed a “lead independent director” due to the small size of the Board and because three of the five directors are independent. The Board therefore does not believe that a “lead independent director” would add significant value at this time.

RISK OVERSIGHT

Our Board of Directors administers its risk oversight function directly and through its committees.  The Board of Directors has oversight responsibility for all risks and has various programs to oversee financial and business risks including (i) reviewing the quarterly and annual SEC filings, (ii) reviewing the Company’s business strategies and the related business plan, (iii) monitoring quarterly actual results, and (iv) reviewing results of our enterprise risk management program.

Companies face a variety of risks, including credit risk, liquidity risk, and operation risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

The Compensation Committee administers risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

DIRECTOR COMPENSATION

Directors who are not our employees nor employees of any of our subsidiaries earn $1,000 for each Board meeting attended and for each gaming application completed. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

In addition, Mr. Eichberg receives $10,000 per year for his work as Chairman of the Audit Committee.  Mr. Schellmann and Dr. Corbaci each receive $3,000 per year for their work as members of the Audit, Compensation, and Governance and Nominating Committees.

On November 19, 2010, the Board approved a one time payment of $5,000 to directors who are not our employees.

Pursuant to our 2005 Equity Incentive Plan, directors are eligible for grants of equity awards. During 2010, we did not grant any equity awards to our directors.

The following table sets forth the compensation of our non-employee directors for 2010:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert S. Eichberg	21,000	21,000

Gottfried Schellmann	16,000	16,000

Dinah Corbaci	16,000	16,000

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements of the Company for the year ended December 31, 2010. The Committee discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), which included a discussion of the quality and adequacy of the Company’s internal controls.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the Securities and Exchange Commission on March 31, 2011.

Audit Committee:

Robert S. Eichberg, Chairman
Gottfried Schellmann
Dinah Corbaci

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011. During 2010, Grant Thornton LLP served as our independent registered public accounting firm. Notwithstanding the selection of Grant Thornton LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our securityholders. If the appointment is not ratified by our securityholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, either in person or via telephone, to respond to appropriate questions and will have an opportunity to make a statement if the representative desires to do so.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by Grant Thornton LLP for the years ended December 31, 2010 and 2009:

Fee Category	Year Ended December 31,
	2010	2009
Audit Fees (1)	$549,908	$636,725
Audit Related Fees	-	-
Tax Fees (2)	-	-
All Other Fees	-	-
Total	$549,908	$636,725

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consents for filings with the Securities and Exchange Commission and local statutory audits.

The amounts shown above include payment of out-of-pocket expenses incurred by Grant Thornton LLP. Fees of $295,723 had been billed through December 31, 2010, and the remaining $254,185 was billed subsequent to December 31, 2010.

The Audit Committee approved in advance any and all audit services, including audit engagement fees and terms provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act), all as required by applicable law or listing standards.

The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below sets forth certain executive compensation earned in fiscal years 2010 and 2009 by the Company’s Co Chief Executive Officers and the Company’s most highly compensated executive officers, other than the Co Chief Executive Officers (collectively, the “named executive officers”).

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Erwin Haitzmann Chairman of the Board and Co Chief Executive Officer	2010	465,576 (1)	130,000 (3)	-	-	55,040	55,040
	2009	458,035 (1)	95,000 (3)	-	3,015	57,779	60,794

Peter Hoetzinger Vice Chairman of the Board, Co Chief Executive Officer and President	2010	465,492 (2)	130,000 (4)	-	-	39,895	39,895
	2009	458,035 (2)	95,000 (4)	-	3,015	41,881	44,896

Margaret Stapleton Executive Vice President, Secretary, Effective May 17, 2010 (8)	2010	135,153	25,000	11,841	-	-	171,994

Larry Hannappel Former Senior Vice President, Secretary, Treasurer and Chief Operating Officer - North America (9)	2010	80,732	20,000	-	-	88,426	189,158
	2009	160,000	40,000	-	594	-	200,594

(1)
Includes $105,576 and $98,035 for 2010 and 2009, respectively, which have been paid to Dr. Haitzmann under his employment agreement, and $360,000 and $360,000 for 2010 and 2009, respectively, which were paid to Flyfish Casino Consulting AG under a management agreement between Flyfish Casino Consulting AG and a subsidiary of the Company.  Under this management agreement, we contract certain services from Flyfish Casino Consulting AG to be provided by Dr. Haitzmann and other members of the Flyfish Casino Consulting AG team. Flyfish Casino Consulting AG is a wholly-owned subsidiary of Dr. Haitzmann’s Family Foundation ("Dr. Erwin Haitzmann Familienprivatstiftung"). See “Executive Employment Agreements” below.

(2)
Includes $105,492 and $98,035 for 2010 and 2009, respectively, which have been paid to Mr. Hoetzinger under his employment agreement, and $360,000 and $360,000 for 2010 and 2009, respectively, which were paid to Focus Lifestyle & Entertainment AG under a management agreement between Focus Lifestyle & Entertainment AG and a subsidiary of the Company. Under this management agreement, we contract certain services from Focus Lifestyle & Entertainment AG to be provided by Mr. Hoetzinger and other members of the Focus Lifestyle & Entertainment AG team. Focus Lifestyle & Entertainment AG is a wholly-owned subsidiary of Mr. Hoetzinger’s Family Foundation ("Hoetzinger Familienprivatstiftung"). See “Executive Employment Agreements” below.

(3)
Represents amounts paid to Flyfish Casino Consulting AG under the management agreement described in footnote (1) above.  Flyfish Casino Consulting AG is a wholly-owned subsidiary of Dr. Haitzmann’s Family Foundation ("Dr. Erwin Haitzmann Familienprivatstiftung").

(4)
Represents amounts paid to Focus Lifestyle & Entertainment AG under the management agreement described in footnote (2) above. Focus Lifestyle & Entertainment AG is a wholly-owned subsidiary of Mr. Hoetzinger’s Family Foundation ("Hoetzinger Familienprivatstiftung").

(5)
Represents the aggregate grant date fair value computed in accordance with U.S. accounting guidance. See Century Casinos, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. Note 12 for details on assumptions used in the valuation of the awards.

(6)	Represents the interest earned in the executive’s Deferred Compensation Plan account at a rate of 7.0% per annum. The plan terminated in April 2009.
(7)
Dr. Haitzmann’s and Mr. Hoetzinger’s other compensation for 2010 includes premiums paid on medical and life insurance policies and the portion of our expense for cars provided to our Co CEOs attributable to personal use during 2010. We estimate that approximately 35% of the annual lease cost for each car represents the amount attributable to personal use. These amounts are broken out as follows:

Name	Medical Insurance ($)	Life Insurance ($)	Automobile ($)	Total ($)
Erwin Haitzmann	8,086	39,807	7,147	55,040
Peter Hoetzinger	8,189	24,680	7,026	39,895

(8)	Ms. Stapleton became our Executive Vice President, Secretary and Principal Financial Officer on May 17, 2010.
(9)
Mr. Hannappel’s employment with the Company terminated effective May 17, 2010. Mr. Hannappel’s other compensation for 2010 includes six month’s severance pay for as well as premiums paid on a medical policy. These amounts are broken out as follows:

Name	Severance ($)	Medical Insurance ($)
Larry Hannappel	80,000	8,426

EXECUTIVE EMPLOYMENT AGREEMENTS

Co Chief Executive Officers

On October 12, 2001, we entered into separate employment agreements with Erwin Haitzmann and Peter Hoetzinger. The agreements were amended on February 18, 2003 to extend the dates of employment to December 31, 2008 and to specify the duties of Dr. Haitzmann and Mr. Hoetzinger. The agreements were further amended on February 3, 2005 to reassign the employment agreements to a wholly-owned foreign subsidiary of the Company, to include changes to the employees’ salary and termination clauses, and to extend the dates of employment to December 31, 2009, and for five-year renewable periods thereafter, unless sooner terminated by them or us. Effective September 1, 2006, the employment agreements were further amended to provide each executive officer with life insurance. On November 5, 2009, the dates of employment were extended to December 31, 2014.

As compensation for the services rendered by Dr. Haitzmann and Mr. Hoetzinger to us, Dr. Haitzmann and Mr. Hoetzinger are paid not less than €70,000 (Euro seventy thousand) (approximately $92,716 for the year ended December 31, 2010) in annual base salary, plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to them from time to time by the Compensation Committee. We either provide Dr. Haitzmann and Mr. Hoetzinger with, or reimburse them for, all reasonable expenses incurred in connection with the performance of their duties as our executives, in substantially the same form and fashion as we had done during the twelve months preceding the date of the agreements. Dr. Haitzmann and Mr. Hoetzinger are also each entitled to the use of a car provided to them and paid for by us for business and personal purposes.

In addition to the employment agreements, as amended, that we have with Dr. Haitzmann and Mr. Hoetzinger, we are party to separate management agreements with Flyfish Casino Consulting AG, a Swiss corporation, and with Focus Lifestyle & Entertainment AG, a Swiss corporation.  Under the management agreement with Flyfish Casino Consulting AG, executive casino management services from Flyfish Casino Consulting AG are provided to us by a team of persons, of which Dr. Haitzmann is a member. Under the management agreement with Focus Lifestyle & Entertainment AG, executive casino management services from Focus Lifestyle & Entertainment AG are provided to us by a team of persons, of which Mr. Hoetzinger is a member. The management agreements with Flyfish Casino Consulting AG and Focus Lifestyle & Entertainment AG are through December 31, 2011 and for five-year renewable periods thereafter, unless sooner terminated by them or by us. The management agreements provide for an annual base management fee of $360,000 to each of Flyfish Casino Consulting AG and Focus Lifestyle & Entertainment AG, plus such annual increases and bonuses, and such other incentives, benefits and compensation as may be awarded to them, respectively, by the Committee. Payments to each of these management companies are included as salary to the respective executive in the Summary Compensation Table.

Other Named Executive Officers

We entered into an employment agreement with Larry Hannappel effective January 1, 2005, pursuant to which we paid Mr. Hannappel an annual salary of $120,000. Mr. Hannappel was eligible to receive an annual bonus of up to $56,000 (or greater based on the discretion of the Committee). The bonus amount was reviewed by us annually, and the Committee was required to review Mr. Hannappel’s salary on an annual basis.

Mr. Hannappel’s employment agreement ended effective May 17, 2010. Under the terms of Mr. Hannappel’s employment agreement he was paid 6 months salary as severance pay and medical insurance for one year following termination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of options and restricted shares of our common stock held by our named executive officers as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Erwin Haitzmann (5)	528,105	-	2.93	3/4/2014	80,000	195,200
	120,000	-	1.00	11/18/2018	-	-

Peter Hoetzinger (6)	321,105	-	2.93	3/4/2014	80,000	195,200
	120,000	-	1.00	11/18/2018	-	-

Margaret Stapleton	6,451	6,451	0.93	11/19/2018	-	-
	15,000	15,000	2.30	05/26/2020	-	-

(1)
All options included in the above table vest 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.

(2)	All options included in the above table expire ten years from the date of grant.
(3)
Restricted stock was granted on July 3, 2007. Restricted stock vests 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.

(4)	Based on the closing price ($2.44) of our common stock on the NASDAQ Capital Market on December 31, 2010.
(5)
The options that expire on March 4, 2014 are held by The Haitzmann Family Foundation. (See “Certain Relationships and Related Transactions”). The options that expire on November 11, 2018 are held by Flyfish Casino Consulting AG (see “Executive Employment Agreements”).

(6)
The options that expire on March 4, 2014 are held by The Hoetzinger Family Foundation. (See “Certain Relationships and Related Transactions”). The options that expire on November 11, 2018 are held by Focus Lifestyle & Entertainment AG (see “Executive Employment Agreements”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. SEC rules also require our directors, officers and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) reports they file.

To our knowledge (based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2010), all Section 16(a) filings applicable to our officers, directors and greater than 10% stockholders were made in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Both Dr. Haitzmann, our Chairman and Co Chief Executive Officer, and Mr. Hoetzinger, our Vice Chairman, Co Chief Executive Officer and President, are Austrian citizens and have established Austrian trusts, The Haitzmann Family Foundation and The Hoetzinger Family Foundation, respectively, to hold a certain portion of their respective interests in us.  See “Security Ownership of Certain Beneficial Owners and Management.”

Our Audit Committee Charter provides that the Audit Committee must approve transactions between the Company and related parties for actual or apparent conflicts of interest. The Audit Committee defines a related party transaction as one between our directors and executive officers, their immediate family members and entities in which they hold a 5% or greater beneficial ownership interest, where the aggregate amount is expected to exceed $120,000 in any calendar year.

The Audit Committee approved the executive management agreements between us and our Co Chief Executive Officers, as described above under “Executive Employment Agreements.”

Mr. Graf, owner of 8.4% of the Company, joined the supervisory board of Novomatic, a gaming device supplier, in 2010.  The Company has purchased gaming devices from Novomatic for several years, and purchased approximately $170,000 in gaming devices from Novomatic in 2010. The Audit Committee has not approved this transaction; however, this transaction was negotiated on arms length terms without Mr. Graf’s involvement and the Company believes that this transaction is on fair and reasonable terms that are no less favorable to us than could have been obtained from other third parties.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC's "householding" rules. These householding rules permit the delivery of only one set of proxy solicitation materials to securityholders who share the same address, unless otherwise requested. Any securityholder of record who shares an address with another securityholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, or request future delivery of separate materials upon writing our Corporate Secretary at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906 or calling (719) 527-8300. Likewise, any securityholder of record who shares an address with another securityholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 2860 South Circle Drive, Suite 350, Colorado Springs, Colorado 80906 or calling (719) 527-8300.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least thirty days or more after receipt of your revocation.

PROXY                                                                                                                      PROXY

CENTURY CASINOS, INC.
This Proxy is Solicited by the Board of Directors

The undersigned securityholder of Century Casinos, Inc. acknowledges receipt of the Notice of Annual Meeting of Securityholders, to be held on Thursday, May 12, 2011 at the offices of Century Casinos Europe, Untere Viaduktgasse 2, 1030 Vienna, Austria and hereby appoints Erwin Haitzmann, Peter Hoetzinger or Margaret Stapleton, or any of them individually, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

(1)  To elect one Class II director to the Board of Directors:
       (The Board of Directors recommends a vote for election of the following nominee.)

                PETER HOETZINGER                                                                          ☐   FOR         ☐   WITHHOLD

(2) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011:
       (The Board of Directors recommends a vote for ratification.)

                                                                                           ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Securityholders to be held on Thursday, May 12, 2011.

The proxy statement and annual report to securityholders are available at www.proxyvote.com.

(Continued and to be signed on reverse side)

(Continued from other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned securityholder.  If no direction is made, this proxy will be voted in favor of Proposals 1 and 2.

                                                                                                                Dated this______ day of _________________, 2011

  Signature__________________________________

Signature__________________________________

Please sign your name exactly as it appears on your stock certificate.  If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

☐   Please indicate if you plan to attend this meeting.